UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2022

9 Meters Biopharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)

(919) 275-1933
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	NMTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modifications to Rights of Security Holders.
To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

9 Meters Biopharma, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of Delaware for the purpose of effecting a reverse stock split (the “Reverse Stock Split”) of the outstanding shares of the Company’s common stock at a ratio of one (1) share for every twenty (20) shares outstanding, so that every twenty (20) outstanding shares of common stock before the Reverse Stock Split represents one (1) share of common stock after the Reverse Stock Split. The Reverse Stock Split, which was approved by our stockholders at the annual meeting of stockholders held on June 22, 2022, was effective at 5:00 p.m. on October 17, 2022.

Immediately prior to the Reverse Stock Split, there were 259,107,380 shares of common stock outstanding. After the Reverse Stock Split, there will be approximately 12,955,369 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged after the Reverse Stock Split except for minor changes and adjustments resulting from rounding of fractional interests. No fractional shares will be issued in connection with the reverse stock split. Each stockholder who would otherwise be entitled to receive a fraction of a share of the Company’s common stock will instead receive one whole share of common stock. Because the Certificate of Amendment did not reduce the number of authorized shares of common stock, the effect of the Reverse Stock Split will increase the number of shares of common stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split did not alter the par value of the common stock and the rights and privileges of the holders of common stock are substantially unaffected by the Reverse Stock Split.

The Reverse Stock Split was effected primarily to enable the Company to meet the continued listing criteria for Nasdaq’s Capital Market.

The Company’s transfer agent, Broadridge Corporate Issuer Solutions (“Broadridge”) will act as the exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split. Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to brokers’ particular processes, and will not be required to take any action in connection with the reverse stock split. For those stockholders holding physical stock certificates, Broadridge will send instructions for exchanging those certificates for shares held electronically in book-entry form representing the post-split number of shares.

Pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding options and warrants, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

Copies of the Certificate of Amendment and the press release are attached to this Current Report on Form 8-K as Exhibits 3.1 and 99.1, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, dated October 14, 2022 and effective October 17, 2022.
Exhibit 99.1	Press Release dated October 17, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

9 Meters Biopharma, Inc.

Date: October 17, 2022	By:	/s/ Bethany Sensenig
Bethany Sensenig
Chief Financial Officer